Exhibit 8.1

[Letterhead of Womble Carlyle Sandridge & Rice, LLP]

August 26, 2015

The Board of Directors of Atlantic Capital Bancshares, Inc.

3280 Peachtree Road NE, Suite 1600

Atlanta, Georgia 30355

RE:	Material federal income tax consequences of the Merger provided for in the Agreement and Plan of Merger dated March 25, 2015, as amended by the First Amendment to the Agreement and Plan of Merger dated June 8, 2015 (the “Merger Agreement”), between Atlantic Capital Bancshares, Inc., a Georgia corporation (“Atlantic Capital”) and First Security Group, Inc., a Tennessee corporation (“First Security”) as described in the Registration Statement on Form S-4 (File No. 333-204855) filed by Atlantic Capital with the Securities and Exchange Commission, as amended through the date of this letter (collectively, the “Registration Statement”)

Ladies and Gentlemen:

You have requested our opinion on the material United States federal income tax consequences under the Internal Revenue Code of 1986, as amended (the “Code”) of the proposed merger of First Security with and into Atlantic Capital (the “Merger”). We have acted as counsel to Atlantic Capital in connection with the Merger, in which First Security will merge with and into Atlantic Capital in accordance with applicable provisions of Tennessee and Georgia law. All capitalized terms not otherwise defined herein, shall have the meanings assigned to them in the Registration Statement and the Merger Agreement.

In providing our opinion, we have examined, and with your permission we have relied on the representations and warranties contained in and the facts described in the Merger Agreement, the Registration Statement and certain written representations made by officers of Atlantic Capital and First Security on behalf of Atlantic Capital and First Security, respectively, regarding the Merger (the “Company Certificates”) and such other records, documents, and other instruments as we have deemed appropriate for the purposes of this opinion.

In rendering our opinion, we have also relied upon with your permission the following assumptions:

(1)

The factual statements and representations set forth above, as well as those contained in the Merger Agreement, the Registration Statement, and the Company Certificates, are true, correct, and complete, and will continue to be true, correct, and complete through and as of the Effective Time, and all such factual statements and representations made “to the best of the knowledge” of any person or party or with similar qualifications are true, correct, and complete, and will continue to be true, correct, and complete through and as of the Effective Time, as if made without such qualifications. The Merger Agreement, the Registration Statement, and the Company Certificates reflect all material facts relating to the Merger, Atlantic Capital and First Security.

(2)	The Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement, and none of the terms and conditions therein will have been waived or modified in any respect before the Effective Time.

(3)	First Security’s only outstanding stock (as that term is used in Code Section 368), as of the Effective Time, is the First Security common stock.

(4)	As to all matters in which a person or entity has represented that such person or entity either is not a party to, or does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement.

(5)	Other than the Merger Agreement, there are no understandings or agreements between or among Atlantic Capital and First Security or their Affiliates that bear directly or indirectly on the Merger.

(6)	Atlantic Capital and First Security will report the Merger on their federal income tax returns in a manner consistent with the opinion set forth herein, and will comply with all reporting obligations with respect to the Merger required by the Code.

(7)	All documents submitted to us as certified, conformed or photostatic copies, and the originals of any such copies, are authentic; all such copies conform to the originals; all signatures on such documents are genuine, and the natural persons so signing possess the legal capacity to do so; and all documents submitted to us in draft or unexecuted form will be timely and validly executed without alteration in any respect.

(8)	The stock ownership attribution rules of Code Section 318 do not apply.

In rendering our opinion, we have not undertaken any independent investigation or verification of any fact or matter set forth in any document or materials or any assumption upon which we have relied (including, without limitation, any statement or representation contained in the Company Certificates), and we expressly disclaim any intent, undertaking, or obligation to make any such investigation or verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the information upon which we have relied in rendering this opinion is incorrect.

Based on the foregoing, and subject to the limitations and qualifications and other matters set forth in this letter, and to the limitations and qualifications set forth in the “Material U.S. Federal Income Tax Consequences of the Merger” section of the Registration Statement, it is our opinion that the legal conclusions concerning matters of United States federal income tax law contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” accurately reflect the material United States federal income tax consequences of the Merger.

Except as set forth above, we express no opinion as to the tax consequence to any party, whether federal, state, local, or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement and our opinion is limited to the specific conclusions set forth above, and no other opinions are expressed or implied.

The opinion set forth herein is made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinion expressed herein.

This opinion represents our best legal judgment as of the date hereof, but it has no binding effect or official status of any kind. This opinion is based on current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, pertinent judicial authorities, published rulings and other administrative pronouncements of the Internal Revenue Service, and such other authorities as we have considered relevant as of the date hereof. It should be noted that statutes, regulations, judicial decisions, and administrative pronouncements are subject to change at any time, and, in certain circumstances, with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger or any inaccuracy in the factual statements, representations, or warranties upon which we have relied, including those contained in the Merger Agreement, Registration Statement, or the Company Certificates, may affect the continuing validity of the opinion set forth herein. Any material defect in any assumption or representation on which we have relied would adversely affect our opinion.

An opinion of counsel is not binding upon the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will agree with the opinion set forth herein, or that if challenged by the Internal Revenue Service, the opinion will be sustained by the court. No ruling has been or will be sought from the Internal Revenue Service as to the federal tax consequences of the Merger.

This opinion is being rendered to Atlantic Capital solely in connection with the filing of the Registration Statement. We hereby consent to the filing with the Securities and Exchange Commission of this opinion as Exhibit 8.1 to the Registration Statement, and to the use of our name under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, a Limited Liability Partnership